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GENERAL MOTORS CORPORATION                                         EXHIBIT 23
AND SUBSIDIARIES                              CONSENT OF INDEPENDENT AUDITORS

General Motors Corporation:

We consent to the incorporation by reference of our reports dated February 9, 1994 appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1993 in the following Registration
Statements:

        Registration
Form    Statement No.                       Description
- ----  ----------------  -----------------------------------------------------

 S-3  33-41557          General Motors Corporation Debt Securities

 S-3  33-47343          General Motors Corporation $1-2/3 Par Value Common
      (Post-Effective     Stock
      Amendment No. 1)

 S-3  33-49035          General Motors Corporation $1-2/3 Par Value Common
      (Amendment No. 1)   Stock

 S-3  33-49309          General Motors Corporation Dividend Reinvestment Plan

 S-8  33-37736          The General Motors Personal Savings Plan for
                          Hourly-Rate Employees in the United States

 S-8  33-49241          General Motors Amended 1987 Stock Incentive Plan

 S-8  33-49245          General Motors Savings-Stock Purchase Program for
                          Salaried Employees in the United States

 S-8  2-94690           1984 Electronic Data Systems Corporation Stock
      (Post-Effective     Purchase Plan
      Amendment No. 1)

 S-8  2-94691           1984 Electronic Data Systems Corporation Stock
      (Post-Effective     Incentive Plan
      Amendment No. 1)

 S-8  33-36443          EDS Deferred Compensation Plan

 S-8  33-32322          Hughes Aircraft Company Salaried Employees' Thrift
                          and Savings Plan
                        Hughes Aircraft Company Tucson Bargaining Employees'
                          Thrift and Savings Plan
                        Hughes Aircraft Company California Hourly Employees'
                          Thrift and Savings Plan
                        Hughes Thrift and Savings Plan

 S-8  33-43744          The GMAC Mortgage Corporation Savings Incentive
                          Plan

 S-8  33-40423          GM Hughes Electronics Corporation Incentive Plan

 S-8  33-43746          Saturn Individual Savings Plan for Union-Represented
                          Employees

 S-8  33-49243          Saturn Personal Choices Savings Plan for
                          Non-Represented Employees

 S-8  33-28714          Marketing & Systems Development Corporation 1985
                          Incentive Stock Option Plan

s/DELOITTE & TOUCHE
DELOITTE & TOUCHE

Detroit, Michigan
March 29, 1994

                                                            IV-24